UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2005

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33335

Delaware	41-1251159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Nonqualified Stock Option Grants

We have previously, and may in the future, grant nonqualified stock options to our executive officers under our 2001 Stock Incentive Plan (the “Plan”), substantially in accordance with the terms of the form of Stock Option Agreement attached as Exhibit 10.19 to our Quarterly Report on Form 10-Q for the quarter ended November 30, 2004.  During the past several months, and with the advice of an outside compensation consultant, the Compensation Committee of our Board of Directors has been assessing how to align a portion of our executive compensation program with our client Manifesto initiative.  The client Manifesto is a multi-year initiative focused on delivering a superior experience to our clients in terms of the quality, value and results they derive from our business applications software.  After completing that assessment, the Compensation Committee approved on January 17, 2005 the grant of nonqualified stock options under the Plan to our executive officers, and certain other executives, in accordance with the terms of the form of Manifesto Stock Option Agreement attached hereto as Exhibit 10.20 (the “Manifesto Options”).  The Manifesto Options have a ten-year term, subject to earlier termination as described in Exhibit 10.20.  The vesting provisions of the Manifesto Options are based, in part, on the client Manifesto.  As further described in Exhibit 10.20, the Manifesto Options vest and first become exercisable on January 17, 2011, subject to acceleration of vesting as follows:  (a) 16.5% of the options vest if we achieve certain client loyalty metrics as of May 31, 2006, (b) 33.5% of the options vest if we achieve certain revenue growth metrics as of May 31, 2006, (c) 16.5% of the options vest if we achieve certain client loyalty metrics as of May 31, 2008 (whereupon the 16.5% of the options in clause (a) also vest if not already vested), and (d) 33.5% of the options vest if we achieve certain revenue growth metrics as of May 31, 2008 (whereupon the 33.5% of the options in clause (b) also vest if not already vested).  Exhibit 10.20 describes other accelerated vesting terms based on death, disability or retirement, and certain events following a “Change in Control” of the Company (as defined in Exhibit 10.20).  The following executive officers received Manifesto Options on January 17, 2005 at an exercise price of $6.71 per share (the closing price on Nasdaq on January 14, 2005) in the respective amounts shown below:

Manifesto Option Recipient	Number of Option Shares
Jay Coughlan	195,000
Scott Meyer	76,000
Dean Hager	60,000
Bob Barbieri	52,000
Brad Callahan	50,000
Joanne Byrd	30,400
Bruce McPheeters	25,000

Adoption of a Change in Control Severance Pay Plan for Tier 1 Executives

During the past several months, and with the advice of outside compensation consultants, the Compensation Committee of our Board of Directors has been assessing a change in control severance pay plan for our executive officers that would be aligned with current market practices.  After completing that assessment and based on authority delegated to the Compensation Committee by our Board of Directors, the Compensation Committee approved on January 17, 2005 the Executive Change in Control Severance Pay Plan for Tier 1 Executives attached as Exhibit 10.22 (the “Tier 1 Plan”).  The Tier 1 Plan applies to our Chief Executive Officer (“CEO”) and to each executive officer based in the United States and who reports to the CEO and whose compensation is reviewed and approved each year by the Compensation Committee (the “Tier 1 Executives”).  Under the Tier 1 Plan, if within two years after a Change in Control” of the Company (as defined in the Tier 1 Plan”), a Tier 1 Executive is terminated (other than for cause) or leaves the Company for good reason, then:  (a) the Company will pay the Tier 1 Executive two times annual base salary and two times the yearly average earned or target incentive compensation (depending on the person’s years of service as described in the Tier 1 Plan), plus certain benefits, (b) the Company will pay the amount of any excise tax under Section 280G of the Internal Revenue Code and (c) to be eligible to receive those payments, the Tier 1 Executive must sign the general release, noncompete and other restrictive covenants contained in Exhibit A to the Tier 1 Plan.  Any payments to a Tier 1 Executive under the Tier 1 Plan would be reduced by the amount of any other severance payments otherwise payable to that person under any other employment or severance agreement.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.20       Form of Manifesto Stock Option Agreement under 2001 Stock Incentive Plan

10.22       Executive Change in Control Severance Pay Plan for Tier 1 Executives (Effective January 17, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: January 19, 2005	By:	/s/ Bruce B. McPheeters
Bruce B. McPheeters
Senior Vice President and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENTS

10.20	Form of Manifesto Stock Option Agreement under 2001 Stock Incentive Plan

10.22	Executive Change in Control Severance Pay Plan for Tier 1 Executives (Effective January 17, 2005)